Exhibit 5.1
October 3, 2005
Board of Trustees
U-Store-It Trust
6745 Engle Road
Suite 300
Cleveland, OH 44130
Ladies and Gentlemen:
     We are acting as counsel to U-Store-It Trust, a Maryland real estate investment trust (the “Company”), in connection with (i) its registration statement on Form S-11, as amended, File No. 333-128261 (the “Initial Registration Statement”), and (ii) its registration statement on Form S-11 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statements”), both filed with the Securities and Exchange Commission relating to the proposed public offering of up to 19,665,000 of the Company’s common shares of beneficial interest, par value $.01 per share, all of which shares (the “Shares”) are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statements.
     For purposes of this opinion letter, we have examined copies of the following documents:
1.	Executed copies of the Registration Statements.

2.	The Amended and Restated Declaration of Trust of the Company, as certified by the Maryland State Department of Assessments and Taxation on September 14, 2005 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.	The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

Board of Trustees
U-Store-It Trust
October 3, 2005
4.	The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Lehman Brothers Inc. will act as representative, filed as Exhibit 1.1 to the Initial Registration Statement (the “Underwriting Agreement”).

5.	Resolutions of the Board of Trustees of the Company adopted August 24, 2005, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares.
     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Amended and Restated Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms “Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended” and “Maryland General Corporation Law, as amended” includes the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statements, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Trustees, the Shares will be validly issued, fully paid, and nonassessable.

Board of Trustees
U-Store-It Trust
October 3, 2005
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     This opinion letter has been prepared for your use in connection with the Registration Statements and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statements.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/ HOGAN & HARTSON L.L.P.
HOGAN & HARTSON L.L.P.

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